Exhibit 77(Q)(1)(a)(vi)

                                ING EQUITY TRUST

                    Amended Establishment and Designation of
                   Series and Classes of Shares of Beneficial
                       Interest, Par Value $0.01 Per Share

                           Effective: AUGUST 25, 2003

The undersigned, being a majority of the Trustees of the ING Equity Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Sections 5.11 and
5.13 of the Amended and Restated Declaration of Trust dated February 25, 2003, as amended (the "Declaration of Trust"), hereby amend the Establishment and Designation of Series and Classes to abolish Class Q shares from ING Principal Protection Fund VII, as follows:

      1. Paragraph 1 of the Establishment and Designation of Series and Classes, dated February 10, 2003, is hereby amended as follows:

            "The Fund shall be designated ING Principal Protection Fund VII. The Classes thereof shall be designated as follows: ING Principal Protection Fund VII Class A, ING Principal Protection Fund VII Class B and ING Principal Protection Fund VII Class C."

      IN WITNESS WHEREOF, the undersigned have this day signed this Amended Establishment and Designation of Series and Classes.


/s/ Paul S. Doherty
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Paul S. Doherty, as Trustee                     David W.C. Putnam, as Trustee


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J. Michael Earley, as Trustee                   Blaine E. Rieke, as Trustee


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R. Barbara Gitenstein, as Trustee               John G. Turner, as Trustee


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Walter H. May, as Trustee                       Roger B. Vincent, as Trustee


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Thomas J. McInerney, as Trustee                 Richard A. Wedemeyer, as Trustee


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Jock Patton, as Trustee